Exhibit 1.1

EXECUTION VERSION

Underwriting Agreement

June 10, 2014

WELLS FARGO SECURITIES, LLC

BARCLAYS CAPITAL INC.

As Representatives of the several Underwriters

c/o WELLS FARGO SECURITIES, LLC

550 South Tryon Street, 6th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Introductory. DaVita HealthCare Partners Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $1,750,000,000 aggregate principal amount of its 5.125% Senior Notes due 2024 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B-1 hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Notes and related Guarantees will be issued pursuant to an indenture dated as of June 13, 2014 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The term Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

The Securities are being offered and sold by the Company in connection with the repayment of a portion of the existing senior secured credit agreement of the Company and its subsidiaries (the “Refinancing”) as described in the Disclosure Package (as hereinafter defined) and the Prospectus (as hereinafter defined).

This Agreement, the Securities and the Indenture are hereinafter sometimes referred to collectively as the “Transaction Documents.” The issuance and sale of the Securities and the Refinancing are collectively referred to as the “Transactions.”

SECTION 1. Representations and Warranties. The Company and the Guarantors, jointly and severally, represent and warrant to each of the Underwriters as of the date hereof that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-196630), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities dated June 10, 2014 that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company and the Guarantors, are contemplated or threatened by the Commission.

Each Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date (as defined herein), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8(b) hereof.

The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective filing dates, when taken together with the other information in the Disclosure Package, at the Applicable Time and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus together with the Preliminary Prospectus Supplement dated June 10, 2014, as amended or supplemented as of the Applicable Time (as defined below), (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule C hereto. As of 3:17 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing

Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

(g) Distribution of Offering Material by the Company and the Guarantors. Neither the Company nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or the Registration Statement.

(h) Financial Statements. The historical financial statements of the Company and its subsidiaries, and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its subsidiaries, as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the other historical financial information relating to the Company and its subsidiaries incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus under the heading “Selected Financial Data” in (i) the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013 and (ii) the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014, respectively, present fairly the information shown thereby in all material respects. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i) No Material Adverse Change. Since the date of the most recent financial statements of the Company and its subsidiaries included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not been (w) any change in the long-term debt of the Company or any of its subsidiaries, except for changes in the long-term debt in the ordinary course of business, (x) any issuance of any capital stock of the Company or any of the Guarantors, except for the issuance of options and shares of common stock under existing officer, director or employee stock option, stock purchase or similar benefit plans, upon the exercise of outstanding options or the issuance of capital stock of any subsidiary to the Company or one or more of its subsidiaries, (y) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or (z) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole (collectively, a “Material Adverse Change”); (ii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of clauses (i), (ii) and (iii), as otherwise disclosed in the Disclosure Package and the Prospectus.

(j) Organization and Good Standing. The Company and each Guarantor have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedules B-1 and B-2 to this Agreement. Schedule B-1 lists all of the Guarantors and Schedule B-2 lists all non-guarantor subsidiaries of the Company as of the date hereof and the Closing Date. The subsidiaries listed in Schedule B-3 to this Agreement are the only significant subsidiaries of the Company as defined in Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”).

(k) Capitalization. The Company has an authorized, “As adjusted” capitalization after giving effect to the consummation of the Transactions as set forth in the Disclosure Package and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as otherwise described in the Disclosure Package and the Prospectus, or as described in Schedule B-1 or Schedule B-2, each of the subsidiaries of the Company is wholly-owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(l) Due Authorization. Each of the Company and the Guarantors has full right, power and authority to execute and deliver the Transaction Documents and to perform its respective obligations hereunder and thereunder and to consummate the Transactions contemplated hereby.

(m) The Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors, and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium of or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(n) The Notes and the Guarantees. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions; and the Guarantees have been duly authorized by each of the Guarantors, and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Guarantees will be valid and legally binding obligations of each of the Guarantors, in each case enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(p) Descriptions of Certain Documents. The Transaction Documents conform, or on the Closing Date will conform, as the case may be, in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(q) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees), and compliance by the Company and each of the Guarantors with the terms thereof will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Underwriters in Section 3 hereof, result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(s) Government Reimbursement Programs. Except as described in the Disclosure Package and the Prospectus, all of the dialysis facilities operated by the Company and each of its subsidiaries are qualified for participation in all federal healthcare programs in which they participate, including the Medicare programs, the Medicaid programs and the TRICARE programs in which they participate (together with their respective intermediaries or carriers, the “Government Reimbursement Programs”) and are entitled to reimbursement under the Government Reimbursement Programs for services rendered to qualified beneficiaries, and comply in all material respects with the requirements of all Government Reimbursement Programs in which they participate or have participated, except for such failures to be qualified or to be entitled to reimbursement or to comply which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company or the Guarantors, threatened or contemplated proceeding or investigation by any of the Government Reimbursement Programs with respect to (i) the Company’s and each of the Company’s subsidiaries’ qualification or right to participate in any Government Reimbursement Program in which they participate or have participated, (ii) the compliance or non-compliance by the Company and each of the Company’s subsidiaries with the terms or provisions of any Government Reimbursement Program in which they participate or have participated or (iii) the right of the Company and each of the Company’s subsidiaries to receive or retain amounts received or due or to become due from any Government Reimbursement Program in which they participate or have participated, which proceeding or investigation, together with all other such proceedings and investigations, could reasonably be expected to, individually or in the aggregate (x) have a Material Adverse Effect or (y) result in consolidated net operating revenues for any (including any future) four fiscal quarter period of the Company constituting less than 95% of consolidated net operating revenues for the immediately preceding four fiscal quarter period of the Company. For purposes of this Agreement, “Medicaid” means any state-operated means-tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria, “Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled persons including eligible persons with end-stage renal disease and “TRICARE” means the healthcare program established by the U.S. Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. § 1071 et seq.) for members of the military, military retirees, and their dependents, and includes the competitive selection of contractors to financially underwrite the delivery of healthcare services under the Civilian Health and Medical Program of the Uniformed Services.

(t) Compliance with Federal Healthcare Laws. None of Company, any of the Company’s subsidiaries or the HCP Affiliated Entities, or any of their respective officers, directors or managers has, on behalf of any of the Company or the Company’s subsidiaries, (A) committed any act that would cause any of them to incur a civil monetary penalty under 42 U.S.C. §1320a-7a or violated 42 U.S.C. §1320a-7b or knowingly or willfully violated any other of the federal statutes applicable to Government Reimbursement Programs or any regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following: (i) knowingly and willfully made or caused to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly and willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) knowingly and willfully failed to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully solicited or received or offered or paid any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or soliciting to receive such remuneration (x) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, TRICARE or other applicable government payers, or (y) in return for purchasing, leasing or ordering or arranging for or recommending, or to induce, the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid, TRICARE or other applicable government payers, or (B) knowingly and willfully presented or caused to be presented a claim for a medical or other item or service that was not provided as claimed, or is for a medical or other item or service and the person knew or should have known the claim was false or fraudulent, except in the case of each of (A) and (B) as described in the Disclosure Package and the Prospectus or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Disclosure Package and the Prospectus or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company or the Company’s subsidiaries has, nor have any of their respective officers, directors or managers, on behalf of the Company or the Company’s subsidiaries, (X) violated the Federal False Claims Act, 31 U.S.C. § 3729 et seq., including without limitation (i) knowingly presenting or causing to be presented to a government official a false claim for payment or approval, (ii) knowingly made, used or caused to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the government or (iii) conspired to defraud the government by getting a false or fraudulent claim paid; or (Y) violated 42 U.S.C. §1395nn or any regulations promulgated pursuant thereto (collectively, the “Stark Law”), including, without limitation, presenting or causing to be presented a claim under Medicare or Medicaid or billing any individual, third party payor, or other entity, for any “designated health service” (as defined in the Stark Law) payable by Medicare or Medicaid for a referral for the designated health service made by a physician that had (or whose immediate family member had) a financial relationship with the Company or the Company’s subsidiaries that did not meet a Stark Law exception. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, the Company and each of the Company’s subsidiaries is in compliance with the privacy and security rules promulgated under the Health Insurance Portability and Accountability Act of 1996 found at 45 C.F.R. parts 160-164 (collectively, “HIPAA”) and the amendments to HIPAA made under the Health Information Technology for Economic and Clinical Health Act amendments to the American Recovery and Reinvestment Act of 2009. To the knowledge of the Company, none of the Company or the Company’s subsidiaries has violated 18 U.S.C. §1347 including, but not limited to, knowingly and willfully executing or attempting to execute a scheme or artifice by means of false or fraudulent pretenses (i) to defraud any health care benefit program, or (ii) to obtain, any money or property owned by, under the custody or control of, any health benefit program.

(u) Compliance with State Healthcare Laws. Except as disclosed in the Disclosure Package and the Prospectus, each of the Company and each of its subsidiaries has complied with and is in compliance with the requirements pertaining to risk-bearing organizations, including, without limitation, requirements set forth in California Health & Safety Code § 1375.4 and those promulgated by the California Department of Managed Health Care (the “RBO Requirements”), except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company or the Guarantors, threatened or contemplated proceeding or investigation against any of the Company or its subsidiaries by any of state governmental authority with respect to RBO Requirements or other compliance with state healthcare laws. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries is in compliance with all state laws (i) regarding the privacy and security of health information and (ii) regarding corporate practice of medicine and fee splitting.

(v) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees), and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the Transactions, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Underwriters, (ii) as have been obtained and (iii) the failure of which to be obtained could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely effect the ability of the Company to consummate the Transactions.

(w) Legal Proceedings. Except as described in the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the best knowledge of each of the Company and the Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(x) Independent Accountants. KPMG, LLP, who has certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(y) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (with respect to real property) or good and marketable title (with respect to personal property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are used in, or material to, the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(z) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where failure to have such rights could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company and the Guarantors, (x) the conduct of their respective businesses will not conflict with or infringe any such rights of others and (y) neither the Company nor any of its subsidiaries has received any written notice of any claim of infringement of or conflict with any such rights of others, except, in the case of each of (x) and (y), to the extent such conflict or infringement or alleged conflict or infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(bb) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except where failure to pay such taxes or file such returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except as could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (collectively “licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license or has any reason to believe that any such license will not be renewed in the ordinary course, except where such revocation or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) No Labor Disputes. To the knowledge of the Company and the Guarantors, (i) no labor dispute with employees of the Company or any of its subsidiaries exists, (ii) no significant collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries and (iii) no such significant collective bargaining organizing activities are contemplated or threatened, except, in the case of each of (i), (ii) and (iii), where such disputes and collective bargaining organizing activities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable Environmental Laws (as defined below); or (ii) have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of Hazardous Materials (as defined below), or action, suit, claim, demand, notice of non-compliance or violation, and is not a party to any order, decree or agreement, asserting any liability or requiring any action under any Environmental Law, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company and the Guarantors there are no events, occurrences, conditions or activities which could reasonably be expected to result in any non-compliance with or liability under Environmental Law except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is conducting any investigation, response, remedial or other corrective action under any Environmental Law at any location except for any such actions which, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, provincial, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, judgments, decisions or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata and natural resources such as wetlands, flora and fauna), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling or recycling of Hazardous Materials, (iii) zoning, facility siting, environmental impact assessment or review, or land use and (iv) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom, and “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, constituent or waste, including without limitation petroleum and petroleum products and human and biological waste or product, subject to regulation under or which could give rise to liability under any Environmental Law.

(ff) Compliance with ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company and its subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except where the failure to so maintain such plans could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, except such transactions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; for each pension plan, within the meaning of Section 3(2) of the ERISA that is maintained, administered or contributed to by the Company or any of its affiliates, and that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, except where such deficiency could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and for each such pension plan the present value of all benefits accrued under such pension plan does not exceed the fair market value of the assets of each such plan, determined using reasonable actuarial assumptions, by an amount that could individually or in the aggregate, have a Material Adverse Effect if such pension plans were terminated.

(gg) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act). The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(jj) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance and medical liability insurance, which insurance is in amounts and insures against such losses and risks as, in the opinion of management of the Company, are adequate to protect the Company and its subsidiaries and their respective businesses, except where failure to maintain such insurance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in the case of clause (i) and (ii) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) No Unlawful Contributions or Other Payments. (a) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or the UK Bribery Act; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, and (b) the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their business in compliance with the FCPA and the UK Bribery Act and have instituted, maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. “UK Bribery Act” means the Bribery Act of 2010 enacted in the United Kingdom, and the notes and guidance thereunder.

(ll) Solvency. On and immediately after the Closing Date, and after giving effect to the issuance of the Notes and the Guarantees and the use of proceeds therefrom as described in the Disclosure Package and the Prospectus, the Company and each of the Guarantors will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such person is not less than the total amount required to pay the liabilities of such person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes and the Guarantees as contemplated by this Agreement, the Disclosure Package and the Prospectus and the use of proceeds therefrom as described in the Disclosure Package and the Prospectus, such person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such person is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged; and (v) such person is not a defendant in any civil action that would result in a judgment that such person is or would become unable to satisfy.

(mm) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(nn) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Disclosure Package and the Prospectus has been made without a reasonable basis for such statement.

(pp) Statistical and Market Data. To the knowledge of the Company and each of the Guarantors the statistical and market-related data included in the Disclosure Package and the Prospectus is based on or derived from sources that are reliable and accurate in all material respects.

(qq) Material Contracts. There is no contract, agreement or other document to which the Company or any subsidiary of the Company is a party which is required to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 or any subsequent Exchange Act filings that has not been so filed as required.

(rr) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(ss) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions , the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and, to the knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or threatened.

(tt) No Conflict with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Office of the Superintendent of Financial Institutions or other relevant sanctions authority (collectively, “Sanctions”), and none of the Company or any of its subsidiaries is located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to Sanctions or located in any country or territory that is the subject of any Sanctions.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or any Guarantor to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase and Sale. The Company agrees to issue and sell to the several Underwriters the Notes upon the terms herein set forth and, on the basis of the representations, warranties and agreements and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite their names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 98.750% of the principal amount thereof.

SECTION 3. Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.

(a) Delivery of certificates for the Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on June 13, 2014, or such other time and date as may be agreed to by the Company and the Representatives (the time and date of such closing are called the “Closing Date”). Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(b) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(c) Payment for the Notes. Payment for the Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own account and the account of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes. Wells Fargo Securities, LLC (“WFS”), individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(d) Delivery of the Notes. Delivery of one or more global notes (collectively, the “Global Note”) representing the Notes shall be made to a nominee of DTC or to the Trustee, acting as custodian for DTC, as applicable. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(e) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

SECTION 4. Covenants. The Company and the Guarantors, jointly and severally, covenant and agree with each of the Underwriters as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission and the New York Stock Exchange pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Final Term Sheet. The Company will prepare a final term sheet in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 4(d) hereof, (3) information describing the Company that is included in the Disclosure Package or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

(f) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Company or the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a)

and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(g) Copies of Any Amendments and Supplements to the Prospectus. The Company agrees to furnish to the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may reasonably request in writing.

(h) Copies of the Registration Statements and the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request in writing.

(i) Blue Sky Compliance. The Company and the Guarantors shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives and consented to by the Company, and the Company and the Guarantors shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Company nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) take any action that would subject it to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company and the Guarantors will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Guarantors shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(k) Agreement Not to Offer to Sell Additional Securities. During the period of 30 days following the date of this Agreement, the Company will not, without the prior written consent of WFS (which consent may be withheld at the sole discretion of WFS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge or transfer, or otherwise dispose of, or announce the offering of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company in each case that are substantially similar to the Securities (other than as contemplated by this Agreement) (which, for the avoidance of doubt, does not include entering into or borrowings under the senior secured credit facility to be entered into by the Company as disclosed in the Disclosure Package and Prospectus).

(l) DTC. The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(m) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(n) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

(o) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(p) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q) Future Reports to the Representatives. During the Prospectus Delivery Period, the Company will furnish to the Representatives (i) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; and (ii) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange.

(r) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(s) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(t) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

SECTION 5. Payment of Expenses. The Company and the Guarantors, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture, the DTC blanket letter of representations and riders thereto and the Notes and Guarantees, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda), (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) the filing fees for FINRA’s review of the offering of the Securities, and the reasonable fees and disbursements of counsel to the Underwriters in connection with compliance with FINRA’s rules and regulations, (ix) all fees and expenses of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement, (x) all expenses incident to the “road show” for the offering of the Securities, including one half of the cost of any chartered airplane or other transportation, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5, Section 7, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.

SECTION 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Company and each Guarantor herein are true and correct at and as of the date hereof and the Closing Date, the condition that the Company and each Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from KPMG, LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering certain financial information included in or incorporated by reference in the Disclosure Package and other customary information included in accountant’s comfort letters to underwriters.

(b) Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Section 3(a)(62) under the Exchange Act objecting to use of the automatic shelf registration statement form; and

(iv) FINRA shall have advised the Representatives in writing that it has no objection to the fairness and reasonableness of the underwriting and other terms and arrangements related to the offering of the Securities.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 6 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by this Agreement, the Disclosure Package and the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act), and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating.

(d) Opinion of Counsel for the Company. On the Closing Date, the Underwriters shall have received the opinion of (i) Sidley Austin LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A and (ii) Kim M. Rivera, Chief Legal Officer and Corporate Secretary, dated as of such Closing Date, the form of which is attached as Exhibit B.

(e) Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of (i) Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated as of such Closing Date, and (ii) Winston and Strawn, LLP, special regulatory counsel to the Underwriters, dated as of such Closing Date, in each case in form and substance satisfactory to, and addressed to, the Underwriters, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by an executive officer of the Company reasonably satisfactory to the Representatives, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b)(i), (ii) and (iii) and (c)(iii) of this Section 6, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations and warranties of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct in all material respects, except that such materiality qualifier shall not apply to any representation or warranty that is by its terms qualified as to materiality, on and as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Company and the Guarantors have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(g) Bring-down Comfort Letter. On the Closing Date, the Underwriters shall have received from KPMG, LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that (i) it shall cover certain financial information included in or incorporated by reference to the Prospectus and any amendment or supplement thereto customarily included in accountant’s comfort letters to underwriters and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date, as the case may be.

(h) [Reserved]

(i) Closing Documents. At the Closing Date, the Company and the Guarantors shall have furnished counsel for the Company, the Guarantors or the Underwriters, as the case may be, such documents as they reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or fulfillment of any of the conditions herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 9, Section 13 and Section 17 shall at all times be effective and shall survive such termination.

SECTION 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 10 or Section 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors, jointly and severally, agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates which offer Securities, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) and expenses, joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its affiliates which offer Securities, officers, directors, employees, agents and each such controlling person for any and all expenses (including, subject to Section 8(c), the fees and disbursements of counsel chosen by WFS) as such expenses are reasonably incurred by such Underwriter, or its affiliates which offer Securities, officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or expense; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, arising out of, or based upon, any untrue statement or omission or alleged untrue statement or alleged omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood that the only information provided by any Underwriter is referenced in Section 8(b). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each of the Guarantors and each of their respective directors and each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages, liabilities or expenses that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or alleged omission of a material fact contained in the Registration Statement (or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act), any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company and the Guarantors, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company and the Guarantors, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantors hereby acknowledge that the only information that the Underwriters have furnished to the Company through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), consists of the statements set forth in the third sentence of the sixth paragraph and the seventh, nineteenth and twenty-second paragraphs under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in material prejudice to the indemnifying party (through the forfeiture of substantive rights and defenses) and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or the other indemnified parties that are different or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), representing all indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party as reasonably incurred by the indemnified party.

(d) Settlements. The indemnifying party under this Section shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have provided the indemnifying party with the proposed terms of settlement and shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8 hereof, the indemnifying party agrees that such party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or notified the indemnified party that it in good faith disputes whether it is obligated to indemnify the indemnified party with respect to such settlement or the fees and expenses of counsel. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment if any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution.

(a) Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to an indemnified party or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities, pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or disbursements reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter, each affiliate of an Underwriter that offers securities and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and/or a Guarantor, each officer of the Company and/or a Guarantor who signed the Registration Statement and each person, if any, who controls the Company and/or a Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the respective Guarantors, as the case may be.

SECTION 10. Default of One or More of the Several Underwriters.

(a) If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase the Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Notes to be purchased set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7, Section 8, Section 9, Section 13 and Section 17 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement.

(a) Prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iii) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or any Guarantor to any Underwriter, except that the Company and the Guarantors shall be, jointly and severally, obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 7 hereof or (b) any Underwriter to the Company, except, in each case, as provided under Sections 8 and 9 hereof.

SECTION 12. No Advisory or Fiduciary Responsibility.

(a) The Company and each Guarantor acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and such Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Company and such Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Guarantors or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or such Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or such Guarantor on other matters) and no Underwriter has any obligation to the Company or such Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and each Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company or such Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter or (B) acceptance of the Securities and payment for them hereunder. The provisions of Section 5, Section 7, Section 8, Section 9, this Section 13 and Section 17 hereof shall survive the termination or cancellation of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Wells Fargo Securities, LLC

550 South Tryon Street, 6th Floor

Charlotte, North Carolina 28202

Attention: Legal Department

and

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

If to the Company:

DaVita HealthCare Partners Inc.

2000 16th St.

Denver, Colorado 80202

Facsimile: (866) 912 0682

Attention: Chief Legal Officer

with a copy to:

Sharon R. Flanagan, Esq.

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, CA 94104

Facsimile: (415) 772-7400

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company and the Guarantors, their respective directors and their respective officers who signed the Registration Statement, and any person who controls the Company or any of the Guarantors within the meaning of the Securities Act and the Exchange Act and any officer of the Company or any Guarantor who signed the Registration Statement, (ii) the Underwriters, the affiliates which offer securities, officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (IT BEING UNDERSTOOD THAT THIS SECTION 17 SHALL NOT BE INTENDED TO, AND SHALL NOT HAVE THE EFFECT OF, SUPERSEDING THE GOVERNING LAW PROVISION OF ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT RELATED TO THIS AGREEMENT).

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

SECTION 19. Patriot Act Compliance. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
DAVITA HEALTHCARE PARTNERS INC.

By:	/s/ Chetan P. Mehta
Name: Chetan P. Mehta
Title: Group Vice President, Finance

ABQ Health Partners, LLC

Alamosa Dialysis, LLC

Arizona Integrated Physicians, Inc.

Carroll County Dialysis Facility, Inc.

Continental Dialysis Center of Springfield-Fairfax, Inc.

Continental Dialysis Center, Inc.

DaVita—West, LLC

DaVita HealthCare Partners Plan, Inc.

DaVita of New York, Inc.

DaVita Rx, LLC

Dialysis Holdings, Inc.

Dialysis Specialists of Dallas, Inc.

DNH Medical Management, Inc. (dba the Camden Group)

DNP Management Company, LLC

Downriver Centers, Inc.

DVA Healthcare of Maryland, Inc.

DVA Healthcare of Massachusetts, Inc.

DVA Healthcare of Pennsylvania, Inc.

DVA Healthcare Procurement Services, Inc.

DVA Healthcare Renal Care, Inc.

DVA Laboratory Services, Inc.

DVA of New York, Inc.

DVA Renal Healthcare, Inc.

East End Dialysis Center, Inc.

Elberton Dialysis Facility, Inc.

Flamingo Park Kidney Center, Inc.

Fort Dialysis, LLC

Freehold Artificial Kidney Center, L.L.C.

Greenspoint Dialysis, LLC

HealthCare Partners Arizona, LLC

HealthCare Partners ASC-LB, LLC

HealthCare Partners Holdings, LLC

HealthCare Partners Nevada, LLC

HealthCare Partners South Florida, LLC

HealthCare Partners, LLC

Hills Dialysis, LLC

Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership

JSA Care Partners, LLC

JSA Health Care Corporation

JSA Health Care Nevada, L.L.C.

JSA Holdings, Inc.

JSA P5 Nevada, L.L.C.

Kidney Care Services, LLC

Knickerbocker Dialysis, Inc.

Las Vegas Solari Hospice Care, LLC

Liberty RC, Inc.

Lincoln Park Dialysis Services, Inc.

Maple Grove Dialysis, LLC

Mason-Dixon Dialysis Facilities, Inc.

Medical Group Holding Co., LLC

Nephrology Medical Associates of Georgia, LLC

Neptune Artificial Kidney Center, L.L.C.

North Atlanta Dialysis Center, LLC

North Colorado Springs Dialysis, LLC

Northridge Medical Services Group, Inc.

Palo Dialysis, LLC

Patient Pathways, LLC

Physicians Choice Dialysis Of Alabama, LLC

Physicians Choice Dialysis, LLC

Physicians Dialysis Acquisitions, Inc.

Physicians Dialysis Ventures, Inc.

Physicians Dialysis, Inc.

Physicians Management, LLC

Renal Life Link, Inc.

Renal Treatment Centers, Inc.

Renal Treatment Centers—California, Inc.

Renal Treatment Centers—Hawaii, Inc.

Renal Treatment Centers—Illinois, Inc.

Renal Treatment Centers—Mid-Atlantic, Inc.

Renal Treatment Centers—Northeast, Inc.

Renal Treatment Centers—Southeast, LP

Renal Treatment Centers—West, Inc.

RMS Lifeline, Inc.

Rocky Mountain Dialysis Services, LLC

Shining Star Dialysis, Inc.

Sierra Rose Dialysis Center, LLC

Southwest Atlanta Dialysis Centers, LLC

The DaVita Collection, Inc.

THP Services, Inc.

Total Acute Kidney Care, Inc.

Total Renal Care Texas Limited Partnership

Total Renal Care, Inc.

Total Renal Laboratories, Inc.

Total Renal Research, Inc.

TRC—Indiana, LLC

TRC of New York, Inc.

TRC West, Inc.

Tree City Dialysis, LLC

VillageHealth DM, LLC

By:	/s/ Chetan P. Mehta
Chetan P. Mehta
Group Vice President

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

WELLS FARGO SECURITIES, LLC
Acting as Representative of the several Underwriters named in the attached Schedule A.

By:	Wells Fargo Securities, LLC

By:	/s/ Chris McCoy
Name: Chris McCoy
Title: Managing Director

BARCLAYS CAPITAL INC.

Acting as Representative of the

several Underwriters named in

the attached Schedule A.

By:	Barclays Capital Inc.

By:	/s/ John Skrobe
Name: John Skrobe
Title: Managing Director

SCHEDULE A

Underwriters	Principal Amount Of Notes To Be Purchased
Wells Fargo Securities, LLC	$288,750,000.00
Barclays Capital Inc.	288,750,000.00
Credit Suisse Securities (USA) LLC	166,250,000.00
Goldman, Sachs & Co.	166,250,000.00
J.P. Morgan Securities LLC	166,250,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	166,250,000.00
Morgan Stanley & Co. LLC	166,250,000.00
SunTrust Robinson Humphrey, Inc.	166,250,000.00
Credit Agricole Securities (USA) Inc.	43,750,000.00
Mitsubishi UFJ Securities (USA), Inc.	43,750,000.00
Scotia Capital (USA) Inc.	43,750,000.00
SMBC Nikko Securities America, Inc.	43,750,000.00

Total	$1,750,000,000

Schedule A-1

SCHEDULE B-1

Guarantors

Name of Entity	Jurisdiction of Formation	IRS EIN
ABQ Health Partners, LLC	Delaware	20-4043287
Alamosa Dialysis, LLC	Delaware	26-3340007
Arizona Integrated Physicians, Inc.	Delaware	86-0788567
Carroll County Dialysis Facility, Inc.	Maryland	52-1693649
Continental Dialysis Center of Springfield-Fairfax, Inc.	Virginia	62-1238381
Continental Dialysis Center, Inc.	Virginia	22-2470712
DaVita—West, LLC	Delaware	01-0561202
DaVita HealthCare Partners Plan, Inc.	Delaware	46-2385459
DaVita of New York, Inc.	New York	26-1650326
DaVita Rx, LLC	Delaware	20-3998217
Dialysis Holdings, Inc.	Delaware	94-3096645
Dialysis Specialists of Dallas, Inc.	Texas	75-2533856
DNH Medical Management, Inc. (dba the Camden Group)	California	95-3263067
DNP Management Company, LLC	Delaware	26-0775419
Downriver Centers, Inc.	Michigan	38-3500376
DVA Healthcare of Maryland, Inc.	Maryland	62-1605235
DVA Healthcare of Massachusetts, Inc.	Massachusetts	62-1529463
DVA Healthcare of Pennsylvania, Inc.	Pennsylvania	91-1867238
DVA Healthcare Procurement Services, Inc.	California	33-0731597
DVA Healthcare Renal Care, Inc.	Nevada	95-2977916
DVA Laboratory Services, Inc.	Florida	65-0127483
DVA of New York, Inc.	New York	91-1806157
DVA Renal Healthcare, Inc.	Tennessee	62-1323090
East End Dialysis Center, Inc.	Virginia	54-1318452
Elberton Dialysis Facility, Inc.	Georgia	58-1721014
Flamingo Park Kidney Center, Inc.	Florida	65-0431823
Fort Dialysis, LLC	Delaware	27-2942409
Freehold Artificial Kidney Center, L.L.C.	New Jersey	22-3328300
Greenspoint Dialysis, LLC	Delaware	26-1649191
HealthCare Partners Arizona, LLC	Arizona	46-1904106
HealthCare Partners ASC-LB, LLC	California	95-4628842
HealthCare Partners Holdings, LLC	California	56-2592163
HealthCare Partners Nevada, LLC	Nevada	27-0398693
HealthCare Partners South Florida, LLC	Florida	43-3462809
HealthCare Partners, LLC	California	95-4509662
Hills Dialysis, LLC	Delaware	27-1859945
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Delaware	76-0509917
JSA Care Partners, LLC	Florida	45-3007684

Schedule B-1-1

JSA Health Care Corporation	Delaware	87-0408859
JSA Health Care Nevada, L.L.C.	Nevada	74-3177329
JSA Holdings, Inc.	Delaware	20-0160881
JSA P5 Nevada, L.L.C.	Nevada	20-5017016
Kidney Care Services, LLC	Delaware	11-3685202
Knickerbocker Dialysis, Inc.	New York	40-0002285
Las Vegas Solari Hospice Care, LLC	Delaware	45-3133069
Liberty RC, Inc.	New York	91-1889832
Lincoln Park Dialysis Services, Inc.	Illinois	36-3191860
Maple Grove Dialysis, LLC	Delaware	26-1757887
Mason-Dixon Dialysis Facilities, Inc.	Maryland	52-1766772
Medical Group Holding Co., LLC	New Mexico	20-8571405
Nephrology Medical Associates of Georgia, LLC	Georgia	91-2160693
Neptune Artificial Kidney Center, L.L.C.	New Jersey	22-3328303
North Atlanta Dialysis Center, LLC	Delaware	20-0336249
North Colorado Springs Dialysis, LLC	Delaware	26-2099530
Northridge Medical Services Group, Inc.	California	36-4597421
Palo Dialysis, LLC	Delaware	26-4578737
Patient Pathways, LLC	Delaware	27-0670041
Physicians Choice Dialysis Of Alabama, LLC	Delaware	90-0072092
Physicians Choice Dialysis, LLC	Delaware	90-0072080
Physicians Dialysis Acquisitions, Inc.	Delaware	04-3546654
Physicians Dialysis Ventures, Inc.	Delaware	04-3546656
Physicians Dialysis, Inc.	Delaware	04-3535478
Physicians Management, LLC	Delaware	90-0072097
Renal Life Link, Inc.	Delaware	20-1649898
Renal Treatment Centers, Inc.	Delaware	23-2518331
Renal Treatment Centers—California, Inc.	Delaware	23-2741218
Renal Treatment Centers—Hawaii, Inc.	Delaware	23-2830661
Renal Treatment Centers—Illinois, Inc.	Delaware	23-2798598
Renal Treatment Centers—Mid-Atlantic, Inc.	Delaware	23-2536597
Renal Treatment Centers—Northeast, Inc.	Delaware	23-2709856
Renal Treatment Centers—Southeast, LP	Delaware	23-2791135
Renal Treatment Centers—West, Inc.	Delaware	23-2763722
RMS Lifeline, Inc.	Delaware	36-4258607
Rocky Mountain Dialysis Services, LLC	Delaware	32-0000322
Shining Star Dialysis, Inc.	New Jersey	91-2134787
Sierra Rose Dialysis Center, LLC	Delaware	02-0614476
Southwest Atlanta Dialysis Centers, LLC	Delaware	20-0336205
The DaVita Collection, Inc.	California	20-5766131
THP Services, Inc.	California	20-8542534
Total Acute Kidney Care, Inc.	Florida	65-0086334
Total Renal Care Texas Limited Partnership	Delaware	74-2794200
Total Renal Care, Inc.	California	95-3372911
Total Renal Laboratories, Inc.	Florida	59-3205549
Total Renal Research, Inc.	Delaware	94-3269918

Schedule B-1-2

TRC—Indiana, LLC	Indiana	91-1971775
TRC of New York, Inc.	New York	91-1849180
TRC West, Inc.	Delaware	88-0364717
Tree City Dialysis, LLC	Delaware	26-0460873
VillageHealth DM, LLC	Delaware	20-0174548

Schedule B-1-3

SCHEDULE B-2

Non-Guarantor Subsidiaries

Name of Entity	Jurisdiction of Formation	IRS EIN
Aberdeen Dialysis, LLC	Delaware	20-5915205
Able Dialysis, LLC	Delaware	46-2398313
ABQ Health Partners Endoscopy Center, LLC	New Mexico	26-1508741
Acadia Dialysis, LLC	Delaware	46-1698542
Accountable Kidney Care, LLC	Delaware	46-0835950
Acton Dialysis, LLC	Delaware	46-1991590
Adair Dialysis, LLC	Delaware	46-0821113
Aikens Dialysis, LLC	Delaware	46-4459152
Alexandria Dialysis, LLC	Delaware	45-4433997
Alomie Dialysis, LLC	Delaware	46-4533760
Amarillo Dialysis, LLC	Delaware	26-0460662
American Dialysis, LLC	Delaware	26-2663172
American Fork Dialysis, LLC	Delaware	26-0460502
Amery Dialysis, LLC	Delaware	26-2123887
An Ren	Taiwan, Province Of China	N/A
An Shu	Taiwan, Province Of China	N/A
Anderson Kidney Dialysis, LLC	Delaware	27-4361004
Animas Dialysis, LLC	Delaware	26-3480119
Arcadia Gardens Dialysis, LLC	Delaware	26-1504868
Arches Dialysis, LLC	Delaware	26-2662940
Argyle Dialysis, LLC	Delaware	46-4157766
ARTA Health Network, a Professional Medical Corporation	California	33-0622649
ARTA Western Medical Group, Inc.	California	33-0658815
Astro, Hobby, West Mt. Renal Care Limited Partnership	Delaware	76-0520167
Atlantic Dialysis, LLC	Delaware	46-2359603
Austin Dialysis Centers, L.P.	Delaware	20-1561159
Bagby Dialysis, LLC	Delaware	46-2548813
Bainbridge Dialysis, LLC	Delaware	45-4590483
Balch Springs Dialysis, LLC	Delaware	45-3229463
Bannon Dialysis, LLC	Delaware	46-3984917
Barnell Dialysis, LLC	Delaware	46-3721848
Barrington Dialysis, LLC	Delaware	46-1054448
Barton Dialysis, LLC	Delaware	45-2930643
Basin Dialysis, LLC	Delaware	45-5471578
Bastrop Dialysis, LLC	Delaware	46-1047539
Bayshore Dialysis, LLC	Delaware	46-4348394
Baytown Dialysis, LLC	Delaware	26-0331376
Beachside Dialysis, LLC	Delaware	45-4250374
Beacon Dialysis, LLC	Delaware	27-4254774
Bear Creek Dialysis Center, L.P.	Delaware	20-4682364
Beck Dialysis, LLC	Delaware	46-1465376
Belfair Dialysis, LLC	Delaware	46-2328739
Bellevue Dialysis, LLC	Delaware	46-0754128
Beverly Dialysis, LLC	Delaware	27-3908172

Schedule B-2-1

Beverly Hills Dialysis Partnership	California	95-4504550
Bidwell Dialysis, LLC	Delaware	46-1123765
Birch Dialysis, LLC	Ohio	27-4408173
Bladon Dialysis, LLC	Delaware	36-4696541
Blake Dialysis, LLC	Delaware	45-1966671
Blanco Dialysis, LLC	Delaware	45-2930794
Bliss Dialysis, LLC	Delaware	46-0607480
Blue Dialysis, LLC	Delaware	26-3334211
Bluegrass Dialysis, LLC	Delaware	26-2687778
Bohama Dialysis, LLC	Delaware	46-1137531
Boltron Dialysis, LLC	Delaware	46-4262482
Borrego Dialysis, LLC	Delaware	46-1792060
Bottle Dialysis, LLC	Delaware	45-2223489
Bowan Dialysis, LLC	Delaware	46-2068690
Braden Dialysis, LLC	Delaware	46-2953187
Braggs Dialysis, LLC	Delaware	46-2549020
Braidwood Dialysis, LLC	Delaware	46-4327987
Brantley Dialysis, LLC	Delaware	27-4832563
Bridges Dialysis, LLC	Delaware	27-2658081
Bright Dialysis, LLC	Delaware	27-0488742
Brighton Dialysis Center, LLC	Delaware	20-0875984
Brook Dialysis LLC	Delaware	27-4254870
Brownsville Kidney Center, Ltd	Texas	74-2751452
Brownwood Dialysis, LLC	Delaware	45-4244902
Bruno Dialysis, LLC	Delaware	26-3390599
Bryce Dialysis, LLC	Delaware	26-3390882
Buescher Dialysis, LLC	New York	46-1713425
Buford Dialysis, LLC	Delaware	20-4682316
Bulfinch Dialysis, LLC	Delaware	45-3775154
Bullards Dialysis, LLC	Delaware	45-2979520
Burney Dialysis, LLC	Delaware	45-3970363
Burton Dialysis, LLC	Delaware	26-2876085
Butano Dialysis, LLC	Delaware	45-2930832
Caballo Dialysis, LLC	Delaware	45-2722819
Caddo Dialysis, LLC	Delaware	45-2972812
Cagles Dialysis, LLC	Delaware	46-3080901
Calaveras Dialysis, LLC	Delaware	46-1083900
Camino Dialysis, LLC	Delaware	27-4360932
Campton Dialysis, LLC	Delaware	46-2571386
Cannon Dialysis, LLC	Delaware	45-3734636
Canyon Springs Dialysis, LLC	Delaware	26-0775607
Canyonlands Dialysis, LLC	Delaware	26-2582569
Capelville Dialysis, LLC	Delaware	26-1787972
Capes Dialysis, LLC	Delaware	27-3698250
Capital Dialysis Partnership	California	91-1874072
Cardinal Dialysis, LLC	Delaware	46-4369607
Carlsbad Dialysis, LLC	Delaware	46-0536117
Carlton Dialysis, LLC	U.S. Virgin Islands	66-0817279
Carroll County Dialysis Facility Limited Partnership	Maryland	52-1728533
Cascades Dialysis, LLC	Delaware	26-2875946

Schedule B-2-2

Cassin Dialysis, LLC	U.S. Virgin Islands	66-0817700
Caswell Dialysis, LLC	Delaware	26-3340150
Cataldo Dialysis, LLC	New York	46-2780466
Catello Dialysis, LLC	Delaware	46-4246766
Cathedral Dialysis, LLC	Delaware	27-4156590
Caverns Dialysis, LLC	Delaware	46-1364131
Cedar Dialysis, LLC	Delaware	26-4446133
Centennial LV, LLC	Delaware	20-8944319
Central Carolina Dialysis Centers, LLC	Delaware	47-0938741
Central Georgia Dialysis, LLC	Delaware	20-2984009
Central Iowa Dialysis Partners, LLC	Delaware	20-0847476
Central Kentucky Dialysis Centers, LLC	Delaware	20-1557876
Cerito Dialysis Partners, LLC	Delaware	27-2635201
Chadron Dialysis, LLC	Delaware	26-2953726
Champions Dialysis, LLC	Delaware	27-1823824
Channel Dialysis, LLC	Delaware	26-3297790
Cheraw Dialysis, LLC	Delaware	46-3859737
Cherry Valley Dialysis, LLC	Delaware	26-0494445
Chesterfield Dialysis, LLC	Delaware	20-5513546
Chicago Heights Dialysis, LLC	Delaware	20-1252883
Chipeta Dialysis, LLC	Delaware	26-3334256
Churchill Dialysis, LLC	Delaware	27-3843842
Cimarron Dialysis, LLC	Delaware	35-2454677
Cinco Rios Dialysis, LLC	Delaware	27-2194358
Clark Dialysis, LLC	Delaware	27-5405918
Clayton Dialysis, LLC	Delaware	45-4590554
Clearee Dialysis, LLC	Delaware	46-1014442
Cleburne Dialysis, LLC	Delaware	46-1065639
Clifton Dialysis, LLC	Delaware	46-3714431
Clinica Central do Bonfim S.A.	Portugal	N/A
Clinton Township Dialysis, LLC	Delaware	26-0494278
Clover Dialysis, LLC	Delaware	46-2188345
Coast Dialysis, LLC	Delaware	27-3335977
Cobbles Dialysis, LLC	Delaware	46-3139265
Coe Dialysis, LLC	Delaware	26-4068427
Colleton Dialysis, LLC	Delaware	46-3264873
Columbus-RNA-DaVita, LLC	Delaware	26-1928637
Colville Dialysis, LLC	Delaware	26-0494371
Commerce Township Dialysis Center, LLC	Delaware	20-5915164
Conchasa Dialysis, LLC	Delaware	46-1219652
Conconully Dialysis, LLC	Delaware	45-5102245
Cooper Dialysis, LLC	Delaware	26-4389484
Coral Dialysis, LLC	Delaware	46-1998880
Cordele Dialysis Center, LLC	Delaware	26-0876834
Cottonwood Dialysis, LLC	Delaware	27-1586962
Court Dialysis, LLC	Delaware	27-3843714
Cowell Dialysis, LLC	Delaware	45-3364595
Creek Dialysis, LLC	Delaware	26-3297767
Crestshore Dialysis, LLC	New York	46-2789833
Crystals Dialysis, LLC	Delaware	26-2970977

Schedule B-2-3

Curecanti Dialysis, LLC	Delaware	46-0603097
Curlew Dialysis, LLC	Delaware	45-4504612
Dallas-Fort Worth Nephrology II, LLC	Delaware	20-8299900
Dallas-Fort Worth Nephrology, L.P.	Delaware	20-2541557
Damon Dialysis, LLC	Delaware	45-2678686
Daroga Dialysis, LLC	Delaware	45-5275018
Davis Dialysis, LLC	Delaware	27-5406624
DaVita—Riverside II, LLC	Delaware	20-5577621
DaVita 3SBio Healthcare Management (Liaoning) Co., Ltd.	China	N/A
DaVita Care (Philippines), Inc.	Philippines	N/A
DaVita Care (Saudi Arabia)	Saudi Arabia	N/A
DaVita Care (Taiwan) Private Limited	Taiwan, Province Of China	N/A
DaVita Care (UK) Ltd.	United Kingdom	N/A
DaVita Care KSA B.V.	Netherlands	N/A
DaVita Care Pte, Ltd.	Singapore	N/A
DaVita China Pte. Ltd.	Singapore	N/A
DaVita Dakota Dialysis Center, LLC	Delaware	26-0231202
DaVita DPC Holding Co., LLC	Delaware	45-3448887
DaVita El Paso East, L.P.	Delaware	20-5433802
DaVita Hospital Management Consulting (Shanghai) Co., Ltd.	China	N/A
DaVita International, LLC	Delaware	90-0864028
DaVita Lehbi Cayman	Cayman Islands	N/A
DaVita Nephrolife (India) Private Limited	India	N/A
DaVita Nephrology Medical Associates of Washington, P.C.	Washington	20-0863625
DaVita Renal Care India Private Limited	India	N/A
DaVita Renal Pte, Ltd.	Singapore	N/A
DaVita Seri Setia Sdn. Bhd.	Malaysia	N/A
DaVita Tidewater—Virginia Beach, LLC	Delaware	20-5739248
DaVita Tidewater, LLC	Delaware	20-1242215
DaVita VillageHealth Insurance Of Alabama, Inc.	Alabama	20-8384508
DaVita VillageHealth of Colorado, Inc.	Colorado	26-0233682
DaVita VillageHealth of Ohio, Inc.	Ohio	20-8981247
DaVita VillageHealth, Inc.	Delaware	20-8077143
DaVita-Riverside, LLC	Delaware	03-0400051
DC Healthcare International, Inc.	Delaware	27-3128578
DE Oro Dialysis, LLC	Delaware	26-3106196
Decker Dialysis, LLC	Delaware	26-1538625
Deerbrook Dialysis Center, LLC	Delaware	20-8015586
Delabar Dialysis, LLC	Delaware	46-4115531
Deowee Dialysis, LLC	Delaware	46-3376251
Deschutes Dialysis, LLC	Delaware	45-4282435
Desoto Dialysis, LLC	Delaware	45-2388727
Diablo Dialysis, LLC	Delaware	46-1855893
Dialyse-Zentrum Hamburg-Ost GmbH	Germany	N/A
Dialysis of Des Moines, LLC	Delaware	90-0065950
Dialysis of North Atlanta, LLC	Delaware	75-3058908
Dialysis of Northern Illinois, LLC	Delaware	68-0555153
Dolores Dialysis, LLC	Delaware	26-3340210
Dome Dialysis, LLC	Delaware	45-0985042
Doves Dialysis, LLC	Delaware	27-2695485

Schedule B-2-4

Downtown Houston Dialysis Center, L.P.	Delaware	20-0749365
DPC Vail, LLC	Delaware	80-0772321
Dresher Dialysis, LLC	Delaware	46-4983163
Durango Dialysis Center, LLC	Delaware	20-1557928
DV Care GmbH	Germany	N/A
DV Care Netherlands B.V.	Netherlands	N/A
DV Care Netherlands C.V.	Netherland	N/A
DV Renal Care Sweden AB	Sweden	N/A
DVA (Malaysia) SDN. BHD.	Malaysia	N/A
DVA Dialysis Services SDN. BHD.	Malaysia	N/A
DVA Healthcare—Southwest Ohio, LLC	Tennessee	91-1806155
DVA Healthcare of New London, LLC	Tennessee	91-1973363
DVA Healthcare of Norwich, LLC	Tennessee	91-1973361
DVA Healthcare of Tuscaloosa, LLC	Tennessee	62-1620606
DVA Renal Care Portugal, Unipessoal LDA	Portugal	N/A
DVA/Washington University Healthcare of Greater St. Louis, LLC	Delaware	43-1868988
Dworsher Dialysis, LLC	Delaware	46-5161880
Eagles Dialysis, LLC	Delaware	27-2078131
East Bay—DaVita Dialysis, LLC	Delaware	None
East Dearborn Dialysis, LLC	Delaware	80-0132363
East Ft. Lauderdale, LLC	Delaware	20-0068890
East Houston Kidney Center, L.P.	Delaware	20-0749404
Eastmont Dialysis Partnership	California	91-1819193
Eastover Dialysis, LLC	Delaware	26-1209524
Ebrea Dialysis, LLC	Delaware	46-1823618
Edisto Dialysis, LLC	Delaware	46-3868796
Eldrist Dialysis, LLC	Delaware	46-4147619
Elgin Dialysis, LLC	Delaware	45-4186625
Elk Grove Dialysis Center, LLC	Delaware	47-0936543
Empire State DC, Inc.	New York	84-1377630
Enchanted Dialysis, LLC	New York	45-4079844
Especialistas en Salud-Esensa S.A.S.	Colombia	N/A
Espeja sp. z o.o.	Poland	N/A
Estero Dialysis, LLC	Delaware	27-0158396
Etowah Dialysis, LLC	Delaware	46-2729320
Eufaula Dialysis, LLC	Delaware	46-0791632
EURODIAL—Centro de Nefrologia e Dialise de Leiria S.A.	Portugal	N/A
Everglades Dialysis, LLC	Delaware	46-1004283
Extracorp Aktiengesellschaft	Germany	N/A
Fairfield Dialysis, LLC	Delaware	45-4079774
Falcon, LLC	Delaware	80-0488649
Falls Dialysis, LLC	Delaware	27-1586831
Fanthorp Dialysis, LLC	Delaware	45-4400520
Farragut Dialysis, LLC	Delaware	46-2046344
Fenton Dialysis, LLC	Delaware	45-1452582
Fields Dialysis, LLC	Delaware	26-3947575
Five Star Dialysis, LLC	Delaware	26-0876772
Fjords Dialysis, LLC	Delaware	45-5589356
Flagler Dialysis, LLC	Delaware	45-5102135
Flor Dialysis, LLC	Delaware	27-4790558

Schedule B-2-5

Forester Dialysis, LLC	Delaware	26-3558715
Foss Dialysis, LLC	Delaware	46-2089849
Freeportbay Dialysis, LLC	Delaware	45-2722878
Fremont Dialysis, LLC	Delaware	46-2420325
Fullerton Dialysis Center, LLC	Delaware	20-2161899
Ganois Dialysis, LLC	Delaware	46-4500023
Gardenside Dialysis, LLC	Delaware	27-3169279
Garner Dialysis, LLC	Delaware	27-4940932
Garrett Dialysis, LLC	Delaware	46-2175587
Garth Dialysis, LLC	Delaware	46-4861402
GDC International, LLC	Delaware	27-1464577
GDC Resources, LLC	Delaware	27-1464490
Gemini Dialysis, LLC	Delaware	26-2484760
Gertrude Dialysis, LLC	Delaware	46-4861784
Geyser Dialysis, LLC	Delaware	46-1364071
GiveLife Dialysis, LLC	Delaware	27-0558651
Givhan Dialysis, LLC	Delaware	46-3382102
Glacier Dialysis, LLC	Delaware	45-5500098
Glassland Dialysis, LLC	Delaware	46-0629988
Golden Dialysis, LLC	Delaware	46-1434069
Golden Sun Bear, LLC	Delaware	27-3112699
Goldendale Dialysis, LLC	Delaware	46-1514483
Goliad Dialysis, LLC	Delaware	45-4727520
Goodale Dialysis, LLC	Delaware	46-3046497
Goza Dialysis, LLC	Delaware	46-1741207
Grand Home Dialysis, LLC	Delaware	26-0494588
Great Dialysis, LLC	Delaware	26-4067168
Greater Las Vegas Dialysis, LLC	Delaware	20-3344216
Greater Los Angeles Dialysis Centers, LLC	Delaware	20-2983937
Green Country Dialysis, LLC	Delaware	45-3445615
Green Desert Dialysis, LLC	Delaware	20-8659499
Greenleaf Dialysis, LLC	Delaware	46-0754555
Greenwood Dialysis, LLC	Delaware	20-0340412
Griffin Dialysis, LLC	Delaware	26-4579249
Griffs Dialysis, LLC	Delaware	46-2153368
Grosse Pointe Dialysis, LLC	Delaware	26-0435725
Grove Dialysis, LLC	Delaware	26-3480088
Gulch Dialysis, LLC	Delaware	46-4912122
Guntersville Dialysis, LLC	Delaware	45-4400599
Hagerstown Dialysis, LLC	Delaware	26-0460607
Hanford Dialysis, LLC	Delaware	26-1382974
Hardy Dialysis, LLC	Delaware	46-4486715
Harmony Dialysis, LLC	Delaware	46-3351561
Harriman Dialysis, LLC	Delaware	46-4449222
Harris Dialysis, LLC	Delaware	45-4879360
Hart Dialysis, LLC	Delaware	27-1586624
Hawaiian Gardens Dialysis Center, LLC	Delaware	26-0231123
Hazelton Dialysis, LLC	Delaware	46-2338883
HCP ACO California, LLC	California	45-3007213
HCP ACO Nevada, LLC	Nevada	45-3007484

Schedule B-2-6

HCP/ARTA Medical Group, P.C.	California	46-1772418
Headlands Dialysis, LLC	Delaware	46-4882400
HealthCare Partners Accountable Care Organization, LLC	California	45-3006976
HealthCare Partners Affiliates Medical Group	California	95-4526112
HealthCare Partners Associates Medical Group, Inc.	California	45-5273760
Healthcare Partners Medical Group (Bacchus), Ltd.	Nevada	88-0213519
HealthCare Partners Medical Group, Inc.	California	95-4340584
Heavener Dialysis, LLC	Delaware	46-1550305
Heideck Dialysis, LLC	Delaware	46-4125672
Heron Dialysis, LLC	Delaware	27-2064591
Heyburn Dialysis, LLC	Delaware	46-2079418
Hialeah Kidney Dialysis, LLC	Delaware	26-0689776
Higbee Dialysis, LLC	Delaware	46-0740918
Historic Dialysis, LLC	Delaware	26-3980737
Hochatown Dialysis, LLC	Delaware	46-0930807
Holiday Dialysis, LLC	Delaware	45-4229533
Honey Dialysis, LLC	Delaware	27-0669943
Honeyman Dialysis, LLC	Delaware	45-2224777
Hong Ren	Taiwan, Province Of China	N/A
Houston Acute Dialysis, L.P.	Delaware	20-1545064
Hugo Dialysis, LLC	Delaware	46-4904824
Humboldt Dialysis, LLC	Delaware	45-3734445
Hunter Dialysis, LLC	Delaware	46-1849799
Huntington Artificial Kidney Center, Ltd.	New York	11-2476458
Huntington Park Dialysis, LLC	Delaware	26-0666057
Hunts Dialysis, LLC	Delaware	27-0342360
Hyattsville Dialysis, LLC	Delaware	26-1382857
Hyde Dialysis, LLC	Delaware	46-2406179
IDC—International Dialysis Centers SGPS, Unipessoal, Lda.	Portugal	N/A
IDC—International Dialysis Centers, Lda	Portugal	N/A
Indian River Dialysis Center, LLC	Delaware	20-5739181
Ionia Dialysis, LLC	Delaware	20-5513576
ISD Bartlett, LLC	Delaware	27-3145409
ISD Bends Dialysis, LLC	Delaware	27-2218368
ISD Brandon, LLC	Delaware	72-1343656
ISD Buffalo Grove, LLC	Delaware	61-1432627
ISD Canton, LLC	Delaware	37-1418573
ISD Corpus Christi, LLC	Delaware	26-0229697
ISD I Holding Company, Inc.	Delaware	27-1619457
ISD II Holding Company, Inc.	Delaware	27-1619686
ISD Kansas City, LLC	Delaware	26-118366
ISD Kendallville, LLC	Delaware	20-8521308
ISD Las Vegas, LLC	Delaware	20-8684590
ISD Lees Summit, LLC	Delaware	26-0334050
ISD Pharmacy, LLC	Delaware	26-1749557
ISD Plainfield, LLC	Delaware	20-8521459
ISD Renal, Inc.	Delaware	20-2694671
ISD Schaumburg, LLC	Delaware	32-0080776
ISD Spring Valley, LLC	Delaware	45-1857925
ISD Summit Renal Care, LLC	Ohio	62-1748058

Schedule B-2-7

ISD Trenton, LLC	Delaware	26-1223747
J.E.T. New Orleans East Dialysis, LLC	Delaware	26-0494663
Jacinto Dialysis, LLC	Delaware	46-0758959
Jedburg Dialysis, LLC	Delaware	26-1808390
Joliet Dialysis, LLC	Delaware	26-1117186
Joshua Dialysis, LLC	Delaware	45-5499992
JSA Professional Association	Florida	65-1280664
Kamiah Dialysis, LLC	Delaware	46-3838769
Kavett Dialysis, LLC	Delaware	46-1223728
Kearn Dialysis, LLC	Delaware	27-1823160
Keller Dialysis, LLC	Delaware	27-1822963
Kenai Dialysis, LLC	Delaware	45-5543476
Kerricher Dialysis, LLC	Delaware	46-4912241
Keystone Dialysis, LLC	Delaware	46-2104293
Kidney Centers of Michigan, L.L.C.	Delaware	20-0091149
Kidney Home Center, LLC	Delaware	26-3274576
Kimball Dialysis, LLC	Delaware	27-4790193
Kings Dialysis, LLC	Delaware	26-3917452
Kinswa Dialysis, LLC	Delaware	45-5275062
Kobuk Dialysis, LLC	Delaware	45-5593557
Lakeshore Dialysis, LLC	Delaware	46-2600022
Lakeside Dialysis, LLC	Delaware	26-2239375
Landing Dialysis, LLC	Delaware	45-0985307
Landsford Dialysis, LLC	Delaware	46-3445210
Lanier Dialysis, LLC	Delaware	46-2982388
Lapham Dialysis, LLC	Delaware	46-2961827
Las Olas De Sequoia, LLC	Delaware	90-0867857
Las Vegas Pediatric Dialysis, LLC	Delaware	26-1269919
Lasalle Dialysis, LLC	Delaware	46-3598171
Lassen Dialysis, LLC	Delaware	45-5597709
Lathrop Dialysis, LLC	Delaware	45-3229280
Latrobe Dialysis, LLC	Delaware	45-4124578
Lawrenceburg Dialysis, LLC	Delaware	20-0284135
Leasburg Dialysis, LLC	Delaware	37-1637560
Leo Dialysis, LLC	Delaware	26-2484656
Lexington Dialysis, LLC	Delaware	26-2099628
Lifeline Pensacola, LLC	Delaware	30-0757694
Lifeline Vascular Access Network, LLC	Delaware	26-0231059
Lifeline Vascular Birmingham, Inc.	Delaware	45-1061509
Lifeline Vascular Center- Albany, LLC	Delaware	90-0899519
Lifeline Vascular Center- Niceville, LLC	Delaware	36-4750919
Lifeline Vascular Center Of South Orlando, LLC	Delaware	80-0840413
Lifeline Vascular Center- Orlando, LLC	Delaware	90-0854214
Lighthouse Dialysis, LLC	Delaware	27-2454736
Limon Dialysis, LLC	Delaware	26-3297836
Lincolnton Dialysis, LLC	Delaware	46-2618012
Little Rock Dialysis Centers, LLC	Delaware	20-8659726
Livingston Dialysis, LLC	Delaware	45-3817451
Llano Dialysis, LLC	Delaware	26-4648163
Lockhart Dialysis, LLC	Delaware	45-2930715

Schedule B-2-8

Lockport Dialysis, LLC	Delaware	26-1117337
Lone Dialysis, LLC	Delaware	26-3340079
Long Beach Dialysis Center, LLC	Delaware	20-4196738
Longworth Dialysis, LLC	Delaware	45-3734706
Lord Baltimore Dialysis, LLC	Delaware	20-8659439
Lory Dialysis, LLC	Delaware	45-2678650
Los Angeles Dialysis Center	California	93-0990123
Los Arcos Dialysis, LLC	Delaware	27-0342298
Loup Dialysis, LLC	Delaware	27-0889026
Lourdes Dialysis, LLC	Delaware	46-2431255
Lowden Dialysis, LLC	Delaware	46-3185461
Lurleen Dialysis, LLC	Delaware	27-4790430
Lyndon Dialysis, LLC	Delaware	26-4578910
Mackinaw Dialysis, LLC	California	46-4519399
Madison Dialysis, LLC	Delaware	46-4348369
Magnolia Dialysis, LLC	Delaware	46-2739649
Magoffin Dialysis, LLC	Delaware	46-0998128
Mahoney Dialysis, LLC	Delaware	46-1713759
Mammoth Dialysis, LLC	Delaware	45-3637644
Manchester Dialysis, LLC	Delaware	45-3229575
Manito Dialysis, LLC	Delaware	46-4107859
Manzano Dialysis, LLC	Delaware	27-2078211
Maples Dialysis, LLC	Delaware	27-0488857
Marlton Dialysis Center, LLC	Delaware	20-8588746
Marseille Dialysis, LLC	Delaware	46-4312318
Martin Dialysis, LLC	Delaware	46-2560540
Marysville Dialysis Center, LLC	Delaware	74-3071948
Mayfield Dialysis, LLC	Delaware	26-1648870
Mazonia Dialysis, LLC	Delaware	46-4168954
Meadows Dialysis, LLC	Delaware	46-4969164
Memorial Dialysis Center, L.P.	Delaware	20-2388989
Mena Dialysis Center, LLC	Delaware	20-5643248
Mendocino Dialysis, LLC	Delaware	45-2224542
Meridian Dialysis, LLC	Delaware	26-4287172
Mesilla Dialysis, LLC	Delaware	27-2078299
Mid-City New Orleans Dialysis Center, LLC	Delaware	20-1680408
Middlesex Dialysis Center, LLC	Delaware	62-1817596
Milo Dialysis, LLC	Delaware	45-2543709
Minam Dialysis, LLC	Delaware	45-2445449
Miramar Dialysis Center, LLC	Delaware	26-0230798
Mission Dialysis Services, LLC	Delaware	26-4445982
Mocca Dialysis, LLC	Delaware	46-4882312
Modesto Dialysis, LLC	Delaware	26-0494766
Molera Dialysis, LLC	Delaware	46-0616516
Monahans Dialysis, LLC	Delaware	45-4186927
Moncrief Dialysis Center/Total Renal Care Limited Partnership	Delaware	91-1841248
Monte Perla Dialysis, LLC	Delaware	26-4180252
Morro Dialysis, LLC	Delaware	26-3480029
Mosaic Management Services, Inc.	California	20-5892451
Mountain West Dialysis Services, LLC	Delaware	26-2728849

Schedule B-2-9

Mulgee Dialysis, LLC	Delaware	46-2024593
Musgrove Dialysis, LLC	Delaware	46-3224352
Muskogee Dialysis, LLC	Delaware	20-1242151
MVZ DaVita Braunschweig GmbH	Germany	N/A
MVZ DaVita Dusseldorf GmbH	Germany	N/A
MVZ Dresden Betriebs GmbH	Germany	N/A
Nadell Dialysis, LLC	Delaware	46-1144250
National Trail Dialysis, LLC	Delaware	45-2388760
Natomas Dialysis, LLC	Delaware	20-5095623
Navarro Dialysis, LLC	Delaware	46-4932219
Neff Dialysis, LLC	Delaware	45-4476251
New Bay Dialysis, LLC	Delaware	26-3917376
New Castle Dialysis, LLC	Delaware	26-3917598
New Hope Dialysis, LLC	Delaware	20-3344191
New Springs Dialysis, LLC	Delaware	26-3917306
Nisene Dialysis, LLC	Delaware	46-1855753
Nolia Dialysis, LLC	Delaware	46-4871455
Norte Dialysis, LLC	Delaware	46-1725138
North Austin Dialysis, LLC	Delaware	20-5673534
Northridge Medical Services Group, Incorporated	California	36-4597421
Northshore Dialysis, LLC	Delaware	46-1452555
Northwest Arkansas Kidney Centers, LLC	Delaware	26-1383081
Northwest Tucson Dialysis, LLC	Delaware	26-0775546
NTKC Management, L.L.C.	Texas	26-0573065
Nuevo Dialysis, LLC	Delaware	26-3105972
Oakes Dialysis, LLC	Delaware	26-1504946
Oasis Dialysis, LLC	Delaware	27-2194468
Ohio River Dialysis, LLC	Delaware	20-5673628
Okanogan Dialysis, LLC	Delaware	45-5028762
Olive Dialysis, LLC	Delaware	45-3839284
Olympic Dialysis, LLC	Delaware	26-3105859
Ontario Dialysis Center, LLC	Delaware	20-1757176
Open Access Lifeline, LLC	Delaware	26-0334277
Open Access Sonography, Inc.	Florida	59-3245347
Orange Dialysis, LLC	California	01-0721696
Ordust Dialysis, LLC	Delaware	46-4304838
Oriello Dialysis, LLC	New York	46-2796970
Osage Dialysis, LLC	Delaware	46-3436149
Owasso Dialysis, LLC	Delaware	26-0494334
Pacheco Dialysis, LLC	Delaware	46-0740809
Pacific Coast Dialysis Center	California	95-3964201
Pacific Dialysis Partnership	Guam	66-0526846
Pacific Dialysis, LLC	Delaware	26-1383151
Paladina Health Group Of Texas	Texas	46-1600784
Paladina Health Group of Washington, P.C.	Washington	45-3559449
Paladina Health, LLC	Delaware	45-3449075
Palmetto Dialysis, LLC	Delaware	45-4520583
Palomar Dialysis, LLC	Delaware	26-3297816
Panola Dialysis, LLC	Delaware	46-3038640
Parker Dialysis, LLC	Delaware	26-4287582

Schedule B-2-10

Parkside Dialysis, LLC	Delaware	46-1713578
Patch Dialysis, LLC	Delaware	45-2972916
Patoka Dialysis, LLC	Delaware	46-3428814
PDI Holdings, Inc.	Delaware	23-3084850
Peaks Dialysis, LLC	Delaware	26-2970896
Pearl Dialysis, LLC	Delaware	26-3748294
Pedernales Dialysis, LLC	Delaware	46-4136095
Pekin Dialysis, LLC	Delaware	45-5464717
Percha Dialysis, LLC	Delaware	45-4797339
Perry County Dialysis, LLC	Delaware	26-1757708
Pfeiffer Dialysis, LLC	Delaware	45-2224372
Physician Associates of the Greater San Gabriel Valley, a Medical Group, Inc.	California	95-4747379
Physicians Dialysis of Houston, LLP	Texas	14-1861585
Physicians Dialysis of Lancaster, LLC	Pennsylvania	46-0499619
Physicians Dialysis of Newark, LLC	New Jersey	02-0535949
Pible Dialysis, LLC	Delaware	45-4801864
Pike Dialysis, LLC	Delaware	26-3748411
Pine Dialysis, LLC	Delaware	46-0736520
Pittsburgh Dialysis Partners, LLC	Delaware	26-0152600
Plaine Dialysis, LLC	Delaware	27-3412748
Plateau Dialysis, LLC	Delaware	45-5102217
Platte Dialysis, LLC	Delaware	27-0670106
Plumas Dialysis, LLC	Delaware	26-3422387
Pobello Dialysis, LLC	Delaware	46-1496882
Poinsett Dialysis, LLC	Delaware	46-4871358
Pointe Dialysis, LLC	Delaware	27-3335934
Pokagon Dialysis, LLC	Delaware	46-3171152
Ponca Dialysis, LLC	Delaware	46-1136745
Ponderosa Dialysis, LLC	Delaware	46-2089997
Pooler Dialysis, LLC	Delaware	26-0230854
Portola Dialysis, LLC	Delaware	27-5028223
Powerton Dialysis, LLC	Delaware	46-4178860
Priday Dialysis, LLC	Delaware	45-5411958
Princeton Dialysis, LLC	Delaware	26-1825946
Prineville Dialysis, LLC	Delaware	45-5092235
Prings Dialysis, LLC	Delaware	46-2046398
Pruneau Dialysis, LLC	Delaware	46-5055058
Quality Dialysis Care Sdn. Bhd.	Malaysia	N/A
Quincy Dialysis, LLC	Delaware	26-1504781
Rainer Dialysis, LLC	Delaware	45-5639719
Rancho Dialysis, LLC	Delaware	26-3932567
Rayburn Dialysis, LLC	Delaware	45-3734403
Red Willow Dialysis, LLC	Delaware	27-0887633
Redcliff Dialysis, LLC	Delaware	46-3074693
Redwood Dialysis, LLC	Delaware	26-2662808
Reef Dialysis, LLC	Delaware	46-0554920
Refuge Dialysis, LLC	Delaware	26-4194741
Renaissance Dialysis, LLC	Delaware	26-2099591
Renal Clinic Of Houston, LLC	Delaware	26-1538547

Schedule B-2-11

Reno Avenue Dialysis, LLC	Delaware	26-1928706
Rickwood Dialysis, LLC	Delaware	27-3647154
Riddle Dialysis, LLC	Delaware	20-8438006
Ridgeland Dialysis, LLC	Delaware	26-1928516
Rio Dialysis, LLC	Delaware	27-5406277
Ripley Dialysis, LLC	Delaware	26-1538677
Rita Ranch Dialysis, LLC	Delaware	26-1928730
River Valley Dialysis, LLC	Delaware	20-5673780
RNA—DaVita Dialysis, LLC	Delaware	20-8658239
Roaring Dialysis, LLC	Delaware	26-3390946
Robinson Dialysis, LLC	Delaware	26-2123806
Rochester Dialysis Center, LLC	Delaware	20-2207532
Roose Dialysis, LLC	Delaware	26-4068188
Ross Clark Circle Dialysis, LLC	Delaware	26-1757995
Roushe Dialysis, LLC	Delaware	46-2998682
Royale Dialysis, LLC	Delaware	26-2663320
RTC Holdings, Inc.	Delaware	51-0340369
RTC TN, Inc.	Delaware	51-0378828
Rusk Dialysis, LLC	Delaware	45-3775101
Russell Dialysis, LLC	Delaware	45-3734561
Rye Dialysis, LLC	Delaware	45-4186864
Saddleback Dialysis, LLC	Delaware	27-3219587
SafeHarbor Dialysis, LLC	Delaware	26-4180102
Saguaro Dialysis, LLC	Delaware	26-3917511
Sahara Dialysis, LLC	Delaware	46-0697839
SAKDC-DaVita Dialysis Partners, L.P.	Delaware	20-2947583
Salisbury Dialysis, LLC	Delaware	26-1209451
San Gabriel Valley Partnership	California	94-3246576
San Marcos Dialysis, LLC	Delaware	26-0494529
Sandlin Dialysis, LLC	Delaware	45-4504674
Sands Dialysis, LLC	Delaware	27-1587050
Sandusky Dialysis, LLC	Delaware	20-8659550
Santa Fe Springs Dialysis, LLC	Delaware	20-8930429
Santee Dialysis, LLC	Delaware	46-4358575
Santiam Dialysis, LLC	Delaware	45-4824640
Santo Dialysis, LLC	Delaware	45-4079643
Sapelo Dialysis, LLC	Delaware	46-2852074
SE Ohio Regional Dialysis, LLC	Delaware	26-2239440
Seabay Dialysis, LLC	Delaware	46-3279232
Seasons Dialysis, LLC	Delaware	27-3412645
Seminole Dialysis, LLC	Delaware	46-1501694
Seneca Dialysis, LLC	Delaware	20-2507581
Shadow Dialysis, LLC	Delaware	26-3105801
Shayano Dialysis, LLC	Delaware	26-3864170
Shelby Dialysis, LLC	Delaware	46-4328100
Sherman Dialysis, LLC	Delaware	27-0888094
Shoals Dialysis, LLC	Delaware	46-2953332
Shone Dialysis, LLC	Delaware	46-5161780
Siena Dialysis Center, LLC	Delaware	20-4399694
Silverwood Dialysis, LLC	Delaware	46-3215182

Schedule B-2-12

Simcoe Dialysis, LLC	Delaware	45-5092296
Simeon Dialysis, LLC	Delaware	45-2393802
Skagit Dialysis, LLC	Delaware	45-5405465
Snowdale Dialysis, LLC	Delaware	46-1505881
Soledad Dialysis Center, LLC	Delaware	02-0614455
Somerville Dialysis Center, LLC	Delaware	26-0665984
South Central Florida Dialysis Partners, LLC	Delaware	20-8930468
South Fork Dialysis, LLC	Delaware	45-4801842
South Shore Dialysis Center, L.P.	Delaware	20-2386656
Southcrest Dialysis, LLC	Delaware	74-3066995
Southeast Florida Dialysis, LLC	Delaware	20-2207697
Southeastern Indiana Dialysis, LLC	Delaware	26-1928669
Southern Colorado Joint Ventures, LLC	Delaware	20-4399756
Southern Hills Dialysis Center, LLC	Delaware	20-0315546
Southlake Dialysis, LLC	Delaware	46-1047611
Southwest Indiana Dialysis, LLC	Delaware	26-1649377
Southwestern Tennessee Dialysis, LLC	Delaware	26-1196508
Sparks Dialysis, LLC	Delaware	27-1672411
Sprewell Dialysis, LLC	Delaware	46-2819395
Springs Dialysis, LLC	Delaware	46-0579874
St. Luke’s Dialysis, LLC	Delaware	20-8099389
Star Dialysis, LLC	Delaware	27-0342502
Steam Dialysis, LLC	Delaware	26-3558698
Steele Dialysis, LLC	Delaware	46-2450573
Stevenson Dialysis, LLC	Delaware	27-3908059
Stewart Dialysis, LLC	Delaware	27-5465923
Stines Dialysis, LLC	Delaware	46-1356067
Storrie Dialysis, LLC	Delaware	27-2078262
Strongsville Dialysis, LLC	Delaware	20-4682761
Studeinezentrum Karlstrasse GmbH	Germany	N/A
Sugarite Dialysis, LLC	Delaware	45-1966865
Sugarloaf Dialysis, LLC	Delaware	20-4682416
Summer Dialysis, LLC	Delaware	27-2218326
Summit Dialysis Center, L.P.	Delaware	20-1345201
Sun City Dialysis Center, L.L.C.	Delaware	20-0068957
Sun City West Dialysis Center, LLC	Delaware	26-0331340
Sunrays Dialysis, LLC	Delaware	27-0626229
Sunset Dialysis, LLC	Delaware	26-1383037
Swanson Dialysis, LLC	Delaware	27-1823545
Sylvania Dialysis Center, LLC	Delaware	26-1116957
Talbert Medical Group, Inc.	California	93-1172065
Talbert Surgical Associates, LLC	California	26-4247365
Talimena Dialysis, LLC	Delaware	46-1329593
Tannor Dialysis, LLC	Delaware	46-3027640
Taylor Dialysis, LLC	Delaware	26-1649744
Tel-Huron Dialysis, LLC	Delaware	26-0492001
Tennessee Valley Dialysis Center, LLC	Delaware	20-5593316
Teton Dialysis, LLC	Delaware	45-5493812
The Woodlands Dialysis Center, LP	Delaware	20-3344171
Topanga Dialysis, LLC	Delaware	26-3106140

Schedule B-2-13

Tortugas Dialysis, LLC	Delaware	26-2663266
Total Renal Care of North Carolina, LLC	Delaware	91-1868873
Total Renal Care of Utah, L.L.C.	Delaware	87-0570546
Total Renal Care/Crystal River Dialysis, L.C.	Florida	93-1228985
Total Renal Care/Eaton Canyon Dialysis Center Partnership	California	95-4584694
Total Renal Care/Peralta Renal Center Partnership	California	94-3249675
Total Renal Care/Piedmont Dialysis Center Partnership	California	94-3249677
Townsend Dialysis, LLC	Delaware	46-0603077
Transmountain Dialysis, L.P.	Delaware	86-1120659
TRC—Four Corners Dialysis Clinics, L.L.C.	New Mexico	36-4271799
TRC—Petersburg, LLC	Delaware	91-1887759
TRC El Paso Limited Partnership	Delaware	93-1229060
TRC-Dyker Heights, L.P.	New York	91-2002576
TRC-Georgetown Regional Dialysis, LLC	District Of Columbia	91-1931209
Tross Dialysis, LLC	Delaware	46-2716187
True North DC, LLC	New York	46-4601950
Tugaloo Dialysis, LLC	Delaware	46-2895721
Tugman Dialysis, LLC	Delaware	35-2408404
Tulsa Dialysis, LLC	Delaware	32-0000319
Tumalo Dialysis, LLC	Delaware	45-1344802
Turlock Dialysis Center, LLC	Delaware	26-0460709
Tustin Dialysis Center, LLC	Delaware	02-0614431
Tyler Dialysis, LLC	Delaware	45-4079716
Ukiah Dialysis, LLC	Delaware	46-2079498
Unicoi Dialysis, LLC	Delaware	46-3195700
Union City Dialysis, LLC	Delaware	26-1649025
University Dialysis Center, LLC	Delaware	20-4684219
Upper Valley Dialysis, L.P.	Delaware	20-3590685
Urbana Dialysis, LLC	Delaware	26-1538755
USC-DaVita Dialysis Center, LLC	California	20-3176826
UT Southwestern DVA Healthcare, L.L.P.	Texas	62-1634350
Valley Springs Dialysis, LLC	Delaware	26-1117691
Verde Dialysis, LLC	Delaware	26-2811202
Versailles Dialysis, LLC	Delaware	46-3714489
Victory Dialysis, LLC	Delaware	27-3169407
Villanueva Dialysis, LLC	Delaware	27-2064417
Vogel Dialysis, LLC	Delaware	46-3206616
Wakoni Dialysis, LLC	Delaware	46-1505881
Walcott Dialysis, LLC	Delaware	46-2328680
Waldorf Dialysis, LLC	Delaware	26-1505006
Walker Dialysis, LLC	Delaware	27-1953130
Wallowa Dialysis, LLC	Delaware	45-5028817
Walton Dialysis, LLC	Delaware	46-2127483
Wauseon Dialysis, LLC	Delaware	26-1928603
Waycross Dialysis, LLC	Delaware	26-1383069
Weldon Dialysis, LLC	California	46-4292646
Wesley Chapel Dialysis, LLC	Delaware	26-2239307
West Broomfield Dialysis, LLC	Delaware	26-1117100
West Elk Grove Dialysis, LLC	Delaware	26-0689726
West Monroe Dialysis, LLC	Delaware	26-0231256

Schedule B-2-14

West Pensacola Dialysis, LLC	Delaware	26-1115381
West Sacramento Dialysis, LLC	Delaware	20-8381261
Western Nevada Dialysis, LLC	Delaware	26-1269936
Weston Dialysis Center, LLC	Delaware	82-0574862
Westview Dialysis, LLC	Delaware	20-5394805
Whitney Dialysis, LLC	Delaware	27-3639276
Wilder Dialysis, LLC	Delaware	27-0342457
Willowbrook Dialysis Center, L.P.	Delaware	20-3153743
Windcreek Dialysis, LLC	Delaware	45-4443584
Winds Dialysis, LLC	Delaware	27-0888875
Winster Dialysis, LLC	Delaware	46-0924534
Wood Dialysis, LLC	Delaware	26-3932475
Wooten Dialysis, LLC	Delaware	45-3449209
Wyandotte Central Dialysis, LLC	Delaware	20-8405544
Wyler Dialysis, LLC	Delaware	26-4287269
Xiang You	Taiwan, Province Of China	N/A
Yargol Dialysis, LLC	Delaware	46-2968112
Ybor City Dialysis, LLC	Delaware	26-0460800
Yucaipa Dialysis, LLC	Delaware	26-0460763
Zara Dialysis, LLC	Delaware	46-2015902
Zephyrhills Dialysis Center, LLC	Delaware	26-2663372

Schedule B-2-15

SCHEDULE B-3

Significant Subsidiaries

Significant Subsidiaries
Name of Entity	Jurisdiction of Formation
Dialysis Holdings, Inc.	Delaware
DVA Healthcare Renal Care, Inc.	Nevada
DVA Renal Healthcare, Inc.	Tennessee
HealthCare Partners Holdings, LLC	California
HealthCare Partners, LLC	California
JSA Health Care Corporation	Delaware
JSA Holdings, Inc.	Delaware
Renal Treatment Centers, Inc.	Delaware
Total Renal Care, Inc.	California

Schedule B-3-1

SCHEDULE C

Issuer Free Writing Prospectuses

Final Term Sheet dated as of June 10, 2014 filed pursuant to Rule 433.

Schedule C-1

Filed pursuant to Rule 433

Registration Statement 333-196630

Final Term Sheet

June 10, 2014

Schedule D

Final Term Sheet

$1,750,000,000

DaVita HealthCare Partners Inc.

5.125% Senior Notes due 2024

June 10, 2014

This final term sheet supplements, and should be read in conjunction with, DaVita HealthCare Partners Inc.’s preliminary prospectus supplement dated June 10, 2014 (the “Preliminary Prospectus Supplement”) and accompanying prospectus dated June 10, 2014 and the documents incorporated by reference therein. The information in this final term sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	DaVita HealthCare Partners Inc. (the “Issuer”)

Title of Securities:	5.125% Senior Notes due 2024 (the “Notes”)

Aggregate Offering Size:	$1,750,000,000

Net Proceeds to Issuer before Expenses:	$1,728,125,000

Maturity Date:	July 15, 2024

Coupon:	5.125% per annum, accruing from June 13, 2014

Offering Price:	100.000%, plus accrued interest from June 13, 2014, if any

Interest Payment Dates:	January 15 and July 15

First Interest Payment Date:	January 15, 2015

Optional Redemption:

At any time prior to July 15, 2019, the Issuer may redeem the Notes at its option, in whole or from time to time in part, at a “make whole” redemption price, plus accrued and unpaid interest, if any, to the date of redemption, as set forth in the Preliminary Prospectus Supplement.

At any time on or after July 15, 2019, the Issuer may redeem the Notes at its option, in whole or from time to time in part, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Year	Price
2019	102.563%
2020	101.708%
2021	100.854%
2022 and thereafter	100.000%

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Optional Redemption with Net Cash Proceeds of Equity Offerings:	At any time prior to July 15, 2017, the Issuer may redeem at its option, on one or more occasions, up to 35% of the original aggregate principal amount of the Notes (including the original aggregate principal amount of any Additional Notes) at 105.125%, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the original aggregate principal amount of the Notes (including the original aggregate principal amount of any Additional Notes) remains outstanding after each such redemption.

Change of Control:	101%, plus accrued and unpaid interest, if any, to the Change of Control Payment Date

Joint Book-Running Managers:

Wells Fargo Securities, LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

SunTrust Robinson Humphrey, Inc.

Co-managers:	Credit Agricole Securities (USA) Inc. Mitsubishi UFJ Securities (USA), Inc. Scotia Capital (USA) Inc. SMBC Nikko Securities America, Inc.

CUSIP/ISIN Numbers:	CUSIP: 23918K AQ1 ISIN: US23918KAQ13

Trade Date:	June 10, 2014

Settlement Date:	June 13, 2014 (T+3)

Use of Proceeds:	We intend to use the net proceeds from this offering to repay, concurrently with the closing of this offering, a portion of our Term Loan B and Term Loan B-2 borrowings outstanding under our current senior secured credit facilities and to pay fees and expenses related to this offering. Pending application of the net proceeds from the offering of the notes for the purposes described above, we may temporarily invest the net proceeds in short-term investments.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, when available, if you request it by contacting (i) Wells Fargo Securities, LLC at (800) 326-5897 or cmclientsupport@wellsfargo.com, (ii) Barclays Capital Inc. at (888) 603-5847 or Barclaysprospectus@ broadridge.com, (iii) BofA Merrill Lynch at 222 Broadway, New York, NY 10038, Attention: Prospectus Department, or email dg.prospectus_requests@baml.com, (iv) Credit Suisse Securities (USA) LLC at (800) 221-1037 or Newyork.prospectus@credit-suisse.com, (v) Goldman, Sachs & Co. at (866) 471-2526 or prospectus-ny@ny.email.gs.com, (vi) J.P. Morgan Securities LLC at (800) 245-8812, (vii) Morgan Stanley & Co. LLC at (866) 718-1649 and (viii) SunTrust Robinson Humphrey, Inc. at (404) 926-5052.

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